                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated May 15, 1998, in the Registration Statement Form S-1 and related Prospectus of American Axle & Manufacturing Holdings, Inc. dated May 22, 1998 for the registration of $100 million of its common stock.

                                          /s/ Ernst & Young LLP

Detroit, Michigan
May 22, 1998